Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Universal Health Services, Inc.:

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-119925, 333-119143, 333-112332, 333-46384, 033-56575, 033-63291, 333-13453, 333-63926, 333-126025 and 333-122188) on Form S-8 and the Registration Statements (File Nos. 333-46098, 333-85781, 333-59916 and 333-135277) on Form S-3 of Universal Health Services, Inc. of our report dated February 28, 2007, with respect to the consolidated balance sheet of Universal Health Services, Inc. and subsidiaries as of December 31, 2006, and the related consolidated statements of income, common stockholders’ equity and cash flows for each of the years in the two-year period then ended, and the related financial statement schedule.

Our report contains an explanatory paragraph that states that Universal Health Services, Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share Based Payment, and related interpretations on January 1, 2006 and also adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of December 31, 2006.

/s/    KPMG LLP

Philadelphia, Pennsylvania

February 28, 2008